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                                                                     EXHIBIT 5.1

                              MARTIN C. LICHT, ESQ.
                               12 East 49th Street
                                   37th Floor
                            New York, New York 10017
                                 (212) 317-8872
                               fax: (212) 371-9735

                                November 19, 1996


NMC Corp.
477 Madison Avenue
New York, NY 10022

Attn: Marvin E. Greenfield

         Re:   Registration Statement on Form S-8

Gentlemen:

            I refer to the offering (the "Offering") of the following securities (collectively, the "Securities") of NMC Corp., a Delaware corporation (the "Company"), as described in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission as subsequently amended from time to time (collectively, the "Registration Statement"):

                50,000 shares of Common Stock, $.06-2/3 par value (the "Common Stock"), of the Company, being registered on behalf of the Company;

            In furnishing my opinion, I have examined copies of the Registration Statement and the Exhibits thereto. I have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as I have deemed relevant and necessary under the circumstances as the basis of the opinion expressed herein. In all such examinations, I have assumed the authenticity of all documents submitted to me as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, I have obtained from officers of the Company such assurances as I have considered necessary for the purposes of this opinion.

            Based upon and subject to the foregoing and such other matters of fact and questions of law as I have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if (a) the Registration Statement shall be declared effective by the

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Securities and Exchange Commission, as the same may hereafter be amended; and
(b) the Securities to be sold for the account of the Company shall have been sold as contemplated in the Registration Statement, then all of the Securities, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

            I hereby consent to the use of my name in the Registration Statement and in the prospectus forming a part of the Registration Statement (the "Prospectus"), to references to this opinion contained therein under the caption of the
Prospectus entitled "Legal Matters,"
and to the inclusion of this opinion in the Exhibits to the Registration Statement.

            I am a director of the Company.

            I am a member of the Bar of the State of New York and I do not express herein any opinion as to any matters governed by any law other than the law of the State of New York, the corporate law of the State of Delaware, and the Federal laws of the United States.

            This opinion is limited to the matters set forth herein, and may not be relied upon in any matter by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of the Securities pursuant to and as contemplated by the Registration Statement.

                                            Very truly yours,


                                            MARTIN C. LICHT








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